UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 21, 2017

ITERIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08762	95-2588496
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Carnegie Avenue, Suite 100, Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (949) 270-9400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01                                           Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(c)   On November 21, 2017, Iteris, Inc. (the “Company”) received a Letter of Reprimand (the “Letter”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) relating to a period of noncompliance by the Company with Nasdaq Listing Rule 5606(c)(2)(A) (the “Rule”), which requires the Company to have an Audit Committee comprised of at least three independent directors, each of whom must not have participated in the preparation of the financial statements of the Company at any time during the past three years. The Letter noted that while serving as the Company’s interim Chief Executive Officer from February 2015 through September 2015, Dr. Kevin C. Daly signed the certifications to the financial statements in the Company’s public reports during that period.  As such, Dr. Daly was deemed to have participated in the preparation of the Company’s financial statements and therefore not independent.  On October 31, 2017, the Board of Directors (the “Board”) of the Company approved a change to the composition of the Audit Committee of the Board by replacing Dr. Daly with Scott E. Deeter, an existing independent director of the Company.

In determining to issue the Letter and close this matter, the Nasdaq Staff concluded that (i) the Company has not demonstrated a pattern of non-compliance; (ii) once the compliance issue was brought to the Company’s attention, it was cured in a prompt and effective matter, and (iii) the Staff believes that the Company inadvertently violated the Rule.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 24, 2017
ITERIS, INC.,
a Delaware corporation

	By:	/S/ JOE BERGERA
Joe Bergera,
Chief Executive Officer and President